Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276248 and 333-296829 on Form S-3 and Registration Statement Nos. 333-281484 and 333-297159 on Form S-8 of Chiron Real Estate Inc. of our report dated November 5, 2026, relating to the statement of assets acquired and liabilities assumed of The Pinnacle appearing in this current report of Chiron Real Estate Inc. on Form 8-K/A dated November 5, 2026.

/s/ Deloitte & Touche LLP

McLean, Virginia
November 5, 2026